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                         HARTFORD LIFE INSURANCE COMPANY

                                POWER OF ATTORNEY
                                -----------------

                                  David T. Foy
                                 Thomas M. Marra
                             Christine Hayer Repasy
                                Lowndes A. Smith
                                 John C. Walters
                               Lizabeth H. Zlatkus
                              David M. Znamierowski

do hereby jointly and severally authorize Christine Hayer Repasy, Marianne O'Doherty, Christopher M. Grinnell, Thomas S. Clark and Marta A. Collins to sign as their agent any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the Hartford Life Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, and do hereby ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.


/s/ David T. Foy                          Dated as of November 20, 2000
---------------------------------
David T. Foy


/s/ Thomas M. Marra                       Dated as of November 20, 2000
---------------------------------
Thomas M. Marra


/s/ Christine Hayer Repasy                Dated as of November 20, 2000
---------------------------------
Christine Hayer Repasy


/s/ Lowndes A. Smith                      Dated as of November 20, 2000
---------------------------------
Lowndes A. Smith


/s/ John C. Walters                       Dated as of November 20, 2000
---------------------------------
John C. Walters


/s/ Lizabeth H. Zlatkus                   Dated as of November 20, 2000
---------------------------------
Lizabeth H. Zlatkus


/s/ David M. Znamierowski                 Dated as of November 20, 2000
---------------------------------
David M. Znamierowski